Exhibit 99.1

News Release	Corporate Communications 938 University Park Boulevard, Suite 200 Clearfield, UT 84015	Phone: 801-779-4600

For Immediate Release

Media Contact:	Investor Contact:

Amanda Covington	Michael Pici
Phone: 801-779-4625	Phone: 801-779-4614
E-mail: media.relations@vistaoutdoor.com	E-mail: investor.relations@vistaoutdoor.com

Vista Outdoor Announces FY16 First Quarter Operating Results

Vista Outdoor Reports Sequential Growth in Sales and Gross Profit

Vista Outdoor Updates FY16 Guidance to Include New Acquisitions

Clearfield, Utah, August 13, 2015 — Vista Outdoor Inc. (NYSE: VSTO) today reported operating results for the first quarter of its Fiscal Year 2016 (FY16), which ended on July 5, 2015.

"Vista Outdoor completed its first full quarter by delivering solid results and recording sequential quarterly growth in sales and gross profit of 6 percent and 13 percent, respectively," said Vista Outdoor Chairman and Chief Executive Officer Mark DeYoung. "We also recently acquired two great companies that expand our offering and strengthen our portfolio of leading brands. Both companies hold leading market positions: CamelBak in personal hydration systems and Jimmy Styks in stand up paddle boards. The acquisition of these companies enables us to enter new outdoor recreation segments, serve new customers and reach additional consumers with top-tier brands and quality products. Our operating results and acquisitions support our strategy to position Vista Outdoor as a premier provider of individual outdoor sports and recreation products and demonstrate our commitment to delivering long-term shareholder value."

For the first quarter ended July 5, 2015:

•	Sales were $514 million, down 9 percent from the prior-year quarter, primarily reflecting the expected sales decline from the shooting sports market correction;

•	Gross profit was $139 million, down 3 percent from the prior-year quarter as a result of decreased sales as noted above, largely offset by improved product mix and operating efficiencies;

•
Operating expenses were $80 million, compared to $69 million in the prior year. The increase reflects standalone company costs, stock-based compensation, additional selling and marketing investments, and transaction-related expenses;

•	Fully diluted earnings per share (EPS) were $0.53, compared to $0.64 in the prior-year quarter. Adjusted EPS was $0.54;

•	Free cash flow use was $52 million, compared to use of $82 million in the prior year;

•	The company repurchased approximately 512,000 shares in the quarter for $22.9 million. Since July 5, 2015, Vista Outdoor repurchased approximately 213,000 additional shares for $9.5 million.

"Our results reflect the expected and previously communicated year-over-year sales decline in the shooting sports market, which is primarily due to a decrease in sales for ammunition and reloading components, partially offset by an increase in firearms and shooting-related accessories," said Vista Outdoor Chief Financial Officer Stephen Nolan. "The company's results were also impacted by unfavorable foreign exchange, which we also anticipated. The strength in our Outdoor Products segment helped to offset the impacts in the Shooting Sports segment. We continue to expect low, single-digit organic growth for the full year, as a result of improvements in the back half of FY16."

Updated Outlook for Fiscal Year 2016

Vista Outdoor's updated FY16 financial guidance includes recent acquisitions and excludes transaction-related expenses. The company expects:

•	Sales in a range of $2.17 billion to $2.24 billion;

•	Adjusted EPS in a range of $2.05 to $2.30;

•	Capital expenditures of approximately $45 million;

•	Free cash flow in a range of $150 million to $180 million;

•	Tax rate of approximately 38 percent.

Please see the tables below for a reconciliation of non-GAAP adjusted EPS, operating profit and free cash flow to the comparable GAAP measures.

Earnings Conference Call Webcast Information

Vista Outdoor will hold an investor conference call to discuss its first quarter fiscal year 2016 financial results on August 13, 2015, at 9 a.m. Eastern Daylight Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast and view and/or download the earnings press release, including a reconciliation of non-GAAP financial measures, and the related earnings release presentation slides, which will also include detailed segment information, via Vista Outdoor’s website (www.vistaoutdoor.com). Choose “Investors” then “Events and Presentations.” For those who cannot participate in the live webcast, a telephone recording of the conference call will be available for one month after the call. The telephone number for the recorded call is 719-457-0820, and the confirmation code is 6886366.

Reconciliation of Non-GAAP Financial Measures

Operating Profit and Earnings Per Share

The adjusted operating profit (adjusted EBIT), and adjusted earnings per share (adjusted EPS) presented above are non-GAAP financial measures that Vista Outdoor defines as operating profit (EBIT) and EPS excluding, where applicable, the impact of costs incurred in this period for current and possible transactions. Vista Outdoor management is presenting these measures so a reader may compare EBIT and EPS excluding these items, as the measures provide investors with an important perspective on the operating results of the company. Vista Outdoor management uses these measurements internally to assess business performance, and Vista Outdoor’s definition may differ from those used by other companies.

July 5, 2015:

	Operating Profit	Net Income	EPS
As reported	$58,983	$33,891	$0.53
Transaction costs	678	420	0.01
As adjusted	$59,661	$34,311	$0.54

June 29, 2014:

	Operating Profit	Net Income	EPS
As reported	$74,660	$41,045	$0.64
Transaction costs	255	158	—
As adjusted	$74,915	$41,203	$0.64

Free Cash Flow

Free cash flow is defined as cash (used for) provided by operating activities less capital expenditures, allocated interest expense, and excluding transaction costs paid to date. Vista Outdoor management believes free cash flow provides investors with an important perspective on the cash available for debt repayment, share repurchases and acquisitions after making the capital investments required to support ongoing business operations. Vista Outdoor management uses free cash flow internally to assess both business performance and overall liquidity.

	Quarter ended July 5, 2015	Quarter ended June 29, 2014	Projected Year Ending March 31, 2016
Cash (used for) provided by operating activities	$(41,919)	$(80,129)	$195,000–$225,000
Capital expenditures	(10,557)	(11,028)	~(45,000)
Allocated interest expense	—	9,041	—
Transaction costs paid to date	—	—	—
Free cash flow	$(52,476)	$(82,116)	$150,000–$180,000

Adjusted Earnings Per Share - Guidance Reconciliation Table

The projected Adjusted Earnings Per Share (EPS) excluding transaction costs incurred to date associated with current and possible transactions is a non-GAAP financial measure that Vista Outdoor defines as EPS excluding the impact of this item. Vista Outdoor management is presenting this measures so a reader may compare EPS excluding this item as this measure provides investors with an important perspective on the operating results of the Company. Vista Outdoor management uses this measurement internally to assess business performance, and Vista Outdoor’s definition may differ from those used by other companies.

Current FY16 Full Year EPS Guidance

	Low	High
EPS Guidance including transaction costs incurred to date	$2.04	$2.29
Transaction Costs incurred to date	0.01	0.01
Adjusted EPS Guidance	$2.05	$2.30

Vista Outdoor is a leading global designer, manufacturer and marketer of consumer products in the growing outdoor sports and recreation markets. The company operates in two segments, Shooting Sports and Outdoor Products, and has more than 30 well-recognized brands that provide consumers with a range of performance-driven, high-quality and innovative products in the ammunition, firearms and outdoor accessories categories. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. Vista Outdoor is headquartered in Utah and has manufacturing operations and facilities in 10 U.S. States, Canada, Mexico and Puerto Rico along with international sales and sourcing operations in Asia, Australia, Canada, Europe and New Zealand.

Forward-Looking Statements

Certain statements in this press release and other oral and written statements made by Vista Outdoor from time to time are forward-looking statements, including those that discuss, among other things: Vista Outdoor’s plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements.  To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause Vista Outdoor’s actual results to differ materially from expectations described in such forward-looking statements, including the following: Vista Outdoor’s ability to realize anticipated benefits and cost savings from acquisitions; Vista Outdoor’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners of acquired businesses; costs or difficulties related to the integration of acquired businesses; general economic and business conditions in the U.S. and Vista Outdoor’s other markets, including conditions affecting employment levels, consumer confidence and spending; Vista Outdoor’s ability to operate successfully as a standalone business; Vista Outdoor’s ability to retain and hire key personnel and maintain and grow its relationships with customers, suppliers and other business partners, including Vista Outdoor’s ability to obtain acceptable third party licenses; Vista Outdoor’s ability to adapt its products to changes in technology, the marketplace and customer preferences; Vista Outdoor’s ability to maintain and enhance brand recognition and reputation; reductions or unexpected changes in demand for ammunition, firearms or accessories or other outdoor sports and recreation products; risks associated with Vista Outdoor’s sales to significant retail customers, including unexpected cancellations, delays and other changes to purchase orders; supplier capacity constraints, production disruptions or quality or price issues affecting Vista Outdoor’s operating costs; seasonality and weather conditions in Vista Outdoor’s markets; Vista Outdoor’s competitive environment; risks associated with compliance and diversification into international and commercial markets; the supply, availability and costs of raw materials and components; increases in commodity, energy and production costs; changes in laws, rules and regulations relating to Vista Outdoor’s business, such as federal and state firearms and ammunition regulations; Vista Outdoor’s ability to execute its long-term growth strategy; Vista Outdoor’s ability to take advantage of growth opportunities in international and commercial markets; changes in interest rates or credit availability; foreign currency exchange rates and fluctuations in those rates; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury and environmental remediation; risks associated with cybersecurity and other industrial and physical security threats;  risks associated with pension asset returns and assumptions regarding future returns, discount rates and service costs; capital market volatility and the availability of financing; changes to accounting standards or policies; and changes in tax rules or pronouncements.  Vista Outdoor undertakes no obligation to update any forward-looking statements. For further information on factors that could impact Vista Outdoor, and statements contained herein, please refer to Vista Outdoor’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K.

#          #          #

VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF INCOME
(preliminary and unaudited)

	Quarter Ended
(Amounts in thousands except per share data)	July 5, 2015	June 29, 2014
Sales, net	$514,497	$565,995
Cost of sales	375,205	422,544
Gross profit	139,292	143,451
Operating expenses:
Research and development	2,355	3,651
Selling, general, and administrative	77,954	65,140
Income before interest and income taxes	58,983	74,660
Interest expense	(2,569)	(9,041)
Interest income	—	9
Income before income taxes	56,414	65,628
Income tax provision	22,523	24,583
Net income	$33,891	$41,045
Earnings per common share:
Basic	$0.54	$0.64
Diluted	$0.53	$0.64
Weighted-average number of common shares outstanding:
Basic	63,286	63,875
Diluted	63,611	63,875

VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(preliminary and unaudited)

(Amounts in thousands except share data)	July 5, 2015	March 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$184,275	$263,951
Net receivables	429,798	361,694
Net inventories	430,762	375,621
Deferred income taxes	49,446	50,343
Other current assets	15,094	13,452
Total current assets	1,109,375	1,065,061
Net property, plant, and equipment	186,603	190,607
Goodwill	783,431	782,163
Net intangible assets	510,983	517,482
Deferred charges and other non-current assets	17,029	17,811
Total assets	$2,607,421	$2,573,124
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$17,500	$17,500
Accounts payable	128,550	134,432
Accrued compensation	24,210	27,146
Accrued income taxes	24,766	9,569
Federal excise tax	23,613	23,194
Other current liabilities	105,882	96,071
Total current liabilities	324,521	307,912
Long-term debt	328,125	332,500
Non-current deferred income tax liabilities	194,358	193,382
Accrued pension and postemployment liabilities	59,245	59,345
Other non-current liabilities	34,756	31,221
Total liabilities	$941,005	$924,360
Commitments and contingencies (Notes 11 and 13)
Common stock—$.01 par value:
Authorized—500,000,000 shares
Issued and outstanding— 63,408,794 shares at July 5, 2015 and 63,878,499 shares at March 31, 2015	634	639
Additional paid-in-capital	1,743,139	1,742,125
Retained earnings	53,275	19,384
Accumulated other comprehensive loss	(106,429)	(110,303)
Common stock in treasury, at cost— 550,368 shares held at July 5, 2015 and 85,940 shares held at March 31, 2015	(24,203)	(3,081)
Total stockholders' equity	1,666,416	1,648,764
Total liabilities and stockholders' equity	$2,607,421	$2,573,124

VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

	Quarter Ended
(Amounts in thousands)	July 5, 2015	June 29, 2014
Operating Activities
Net income	$33,891	$41,045
Adjustments to net income to arrive at cash used for operating activities:
Depreciation	9,255	7,305
Amortization of intangible assets	7,302	7,596
Amortization of deferred financing costs	538	538
Deferred income taxes	1,005	(12)
Loss (gain) on disposal of property	30	(10)
Stock-based compensation	2,949	—
Excess tax benefits from share-based plans	(206)	—
Changes in assets and liabilities:
Net receivables	(67,242)	(100,384)
Net inventories	(54,480)	7,410
Accounts payable	(728)	(42,306)
Accrued compensation	(4,531)	(10,299)
Accrued income taxes	13,849	680
Federal excise tax	386	1,266
Pension and other postretirement benefits	1,791	—
Other assets and liabilities	14,272	7,042
Cash used for operating activities	(41,919)	(80,129)
Investing Activities:
Capital expenditures	(10,557)	(11,028)
Proceeds from the disposition of property, plant, and equipment	20	15
Cash used for investing activities	(10,537)	(11,013)
Financing Activities:
Net transfers from parent	—	84,256
Payments made on long-term debt	(4,375)	—
Purchase of treasury shares	(23,743)	—
Proceeds from employee stock compensation plans	438	—
Excess tax benefits from share-based plans	206	—
Cash (used for) provided by financing activities	(27,474)	84,256
Effect of foreign exchange rate fluctuations on cash	254	249
Decrease in cash and cash equivalents	(79,676)	(6,637)
Cash and cash equivalents at beginning of period	263,951	40,004
Cash and cash equivalents at end of period	$184,275	$33,367